As filed with the Securities and Exchange Commission on July 5, 2022
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Xos, Inc.
(Exact name of registrant as specified in its charter)

Delaware	98-1550505
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3550 Tyburn Street Los Angeles, California	90065
(Address of Principal Executive Offices)	(Zip Code)
Xos, Inc. 2021 Equity Incentive Plan
Xos, Inc. 2018 Stock Plan
(Full title of the plan)
Christen Romero
General Counsel
Xos, Inc.
3550 Tyburn Street
Los Angeles, California 90065
Tel: (818) 316-1890
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Dave Peinsipp
Rachel Proffitt
Cooley LLP
3 Embarcadero Center, 20th Floor
San Francisco, California 94111
Tel: (415) 693-2000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of common stock par value $0.0001 per share of Xos, Inc. (the “Company”), that constitute “control securities” or “restricted securities” within the meaning of the Securities Act, by the securityholders named in this prospectus (the “Selling Securityholders”), who are directors and executive officers of the Company and are deemed to be the Company’s “affiliates,” as that term is defined in Rule 405 under the Securities Act of 1933, as amended, for their own accounts. As specified in General Instruction C of Form S-8, the number of securities to be reoffered or resold under the reoffer prospectus by each Selling Securityholder and any other person with whom he or she is acting in concert for the purpose of selling the Company’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS
Up to 2,730,811 Shares of Common Stock
Offered by the Selling Securityholders

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) who are our directors and executive officers and are deemed to be our “affiliates,” as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), for their own accounts, of up to 2,730,811 shares of our common stock, par value $0.0001 per share (“Common Stock”). We will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Securityholders hereunder. The shares of Common Stock held by the Selling Securityholders were or will be acquired by the Selling Securityholders pursuant to the Xos 2018 Stock Plan and Xos 2021 Equity Incentive Plan.
The Selling Securityholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Securityholders may sell any, all, or none of the Common Stock, including due to limitations under lock-up agreements they have entered into with the underwriters for our initial public offering, and we do not know when or in what amount the Selling Securityholders may sell their Common Stock hereunder following the effective date of this registration statement. The price at which any of the Common Stock may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Common Stock may be sold at the market price of our common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Common Stock may be sold through underwriters or dealers which the Selling Securityholders may select. If underwriters or dealers are used to sell the Common Stock, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Securityholders may sell their Common Stock in the section titled “Plan of Distribution.” The Selling Securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders will be borne by us.
If any of the Selling Securityholders utilize a broker-dealer in the sale or distribution of the Common Stock, such broker-dealer may receive commissions in the form of discounts, concessions, or commissions from such Selling Securityholder or commissions from purchasers of the Common Stock for whom they may act as agent or to whom they may sell as principal. The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Securityholders and any broker-dealers or agents that participate with the Selling Securityholders in the distribution of the Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.
Our Common Stock and Public Warrants are listed on The Nasdaq Global Market (“Nasdaq”) under the symbols “XOS” and “XOSWW,” respectively. On June 27, 2022, the closing price of our Common Stock was $2.04 and the closing price for our Public Warrants was $0.261.
The amount of securities to be offered or resold under this reoffer prospectus by each Selling Securityholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.
See the section entitled “Risk Factors” beginning on page 5 of this prospectus to read about factors you should consider before buying our securities.
You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 5, 2022

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.
i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this prospectus are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.
As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:
As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:
•our ability to successfully commercialize our Fleet-as-a-Service offering to customers over time;
•delays in the design, manufacturing and wide-spread deployment of our vehicles, powertrains and battery packs;
•our ability to grow market share in our existing markets or any new markets we may enter;
•our ability to successfully complete strategic relationships and alliances with third parties or acquisitions in the future;
•our ability to recognize the anticipated benefits of the Business Combination (as defined below) and proceeds from the concurrent private placement, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;
•changes in domestic and foreign business, market, financial, political and legal conditions;
•changes in applicable laws or regulations;
•the outcome of any legal proceedings against us;
•our financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder;
•changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;
•our ability to maintain an effective system of internal controls over financial reporting;
•our ability to respond to general economic conditions, including supply chain delays or interruptions that may occur;
•our ability to manage our growth effectively;
•our ability to achieve and maintain profitability in the future;
•our ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth;
ii

•our ability to maintain and enhance our products and brand, and to attract customers;
•our ability to execute our business model, including market acceptance of our planned products and services and achieving sufficient production volumes at acceptable quality levels and prices;
•ability to source certain of our critical inventory items, including battery cells, semiconductor chips and vehicle bodies and aluminum;
•our ability to successfully manage supply shortages and disruptions, product delivery delays, and anticipate costs and production timing in light of those challenges;
•our ability to scale in a cost-effective manner, including hiring qualified personnel, particularly during recent hiring difficulties, to meet our manufacturing and delivery goals;
•developments and projections relating to our competitors and industry;
•general economic and political conditions, such as the effects of the COVID-19 pandemic, recessions, interest rates, local and national elections, fuel prices, international currency fluctuations, corruption, political instability and acts of war or military conflict, including repercussions of the recent military conflict between Russia and Ukraine, or terrorism on our business and the actions that we may take in response thereto;
•our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;
•expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012, as amended;
•our future capital requirements and sources and uses of cash;
•the outcome of any known and unknown litigation and regulatory proceedings; and
•other risks and uncertainties set forth in this prospectus in the section entitled “Risk Factors”.
Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement.
Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this prospectus may not prove to be accurate. Should one or more of the risks or uncertainties described in this prospectus, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the section entitled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC’s website at www.sec.gov.
You should read this prospectus and any accompanying prospectus supplement completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this prospectus, and we expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law. We qualify all of our forward-looking statements by these cautionary statements.
iii

PROSPECTUS SUMMARY
This summary highlights selected information appearing in this prospectus or incorporated by reference in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth in the sections in this prospectus or the other documents incorporated by reference entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and the consolidated financial statements and related notes incorporated by reference in this prospectus before making an investment decision.
The Company
We are a mobility solutions company manufacturing Class 5 to 8 battery-electric commercial vehicles. We facilitate the transition of fleets from internal combustion engine vehicles to zero-emission vehicles with proprietary technology suited to the commercial use case. We also provide a range of services to facilitate the transition of fleets to electric vehicles, including charging infrastructure, vehicle maintenance, financing and service.
Our X-Platform (our proprietary, purpose-built vehicle chassis platform) and X-Pack (our proprietary battery system) provide modular features that allow us to accommodate a wide range of last-mile applications and enable us to offer clients a lower total cost of ownership compared to traditional diesel fleets. The X-Platform and X-Pack are available for purchase as part of the Xos vehicle. The X-Platform and X-Pack were both engineered to be modular in nature to allow fleet operators to customize their vehicles to fit their commercial applications (e.g., upfitting with a specific vehicle body and/or tailoring battery range). In addition to a competitive vehicle purchase price, our technology can also drive savings throughout ownership through increased vehicle uptime, greater payload capacity and reduced service and maintenance expense. Ninety percent of vehicles in our targeted segments operate on routes under 200 miles per shift (referred to as “last-mile” routes). Vehicles that fulfill these predictable last-mile routes generally return to base hubs on a daily basis. Such vehicles are ideal candidates for electrification as operators are able to connect the vehicles to dedicated charging infrastructure at return-to-base hubs. Our modular and cost-effective vehicles have been on the road and in customers’ hands since 2018, further validating the durability of satisfaction with our vehicles.
We have taken a conservative approach to capital investment with our Flex manufacturing strategy, which leverages our strategic partners’ existing facilities and labor to assemble up to 5,000 vehicles annually per facility once fully ramped up. This strategy will enable us to scale our operations in a capital efficient manner and in lockstep with market demand. We have partnered with two third-party contract manufacturer partners to operate two Flex facilities. Our Flex facilities are currently tooled to produce up to approximately 2,000 vehicles per annum in total, assuming we are able to mitigate current supply chain constraints.
Our Fleet-as-a-Service product facilitates the transition from traditional internal combustion engine vehicles to battery electric vehicles and provides fleet operators with a comprehensive set of solutions and products (including, but not limited to, Energy Services, service and maintenance, vehicle telematics, OTA updates and financing) to transition to and to operate an electric fleet. This product offering will combine traditionally disaggregated services into a bundled service package, thus reducing the cost and friction associated with electrifying commercial fleets. Services to be offered in our Fleet-as-a-Service offerings include our proprietary technologies and in-house services and offerings from our industry partners. Our Fleet-as-a-Service offering includes (i) Energy Services (on-site vehicle charging infrastructure as well as our proprietary mobile charging unit Xos HubTM); (ii) service and maintenance (provided by our internal maintenance team and industry partners); (iii) replacement parts; (iv) financing via our external partners; (v) risk mitigation products (e.g., GAP insurance and warranties); and (vi) our telematics unit, the Xosphere Intelligence Platform. Fleet-as-a-Service is expected to increase the lifetime revenue of each vehicle sold by us.
We believe our growth in the coming years is supported by the strong secular tailwinds of an increased focus on the impact of climate change and the growth of e-commerce and last-mile delivery. Commercial trucks are the largest emitters of greenhouse gases per capita in the transportation industry. The U.S. federal, state and foreign governments, along with corporations such as FedEx, UPS and Amazon, have set ambitious goals to reduce greenhouse gas emissions. Simultaneously, e-commerce continues to grow rapidly and has been accelerated by changes in consumer purchasing behavior during the COVID-19 pandemic. We believe the increased regulation relating to commercial vehicles, the launch of sustainability initiatives from leading financial and corporate institutions and the rapid growth of last-mile logistics will fuel accelerated adoption of our products worldwide.
Our principal executive office is located at 3550 Tyburn Street, Los Angeles, CA 90065. Our telephone number is (818) 316-1890.

Risks Associated with Our Business
Our ability to implement our business strategy is subject to numerous risks that you should be aware of before making an investment decision. These risks are described more fully in the section entitled “Risk Factors,” immediately following this prospectus summary. These risks include the following, among others:
•Our limited operating history makes evaluating our business and future prospects difficult and may increase the risk of your investment.
•Our Fleet-as-a-Service offering is novel in the industry and has yet to be tested in the long term. Any failure to commercialize our strategic plans could have a material adverse effect on our operating results and business, harm our reputation and could result in substantial liabilities that exceed our resources.
•We may experience significant delays in the design, manufacturing and wide-spread deployment of our vehicles, powertrains and battery packs, which could harm our business, prospects, financial condition and operating results.
•Our ability to develop and manufacture vehicles, powertrains and battery packs of sufficient quality and appeal to customers on schedule and on a large scale will require significant capital expenditures and is unproven and still evolving.
•We have no experience to date in high volume manufacturing of our vehicle and battery packs, and we currently rely and expect to continue to rely on third-party contract manufacturing partners to manufacture our vehicles, powertrains and battery packs, and to supply critical components and systems, which expose us to a number of risks and uncertainties outside our control, including supply shortages due to macroeconomic conditions.
•If we fail to successfully tool our manufacturing facilities or if our manufacturing facilities become inoperable, we will be unable to produce our vehicles and our business will be harmed.
•We are or may be subject to risks associated with strategic alliances or acquisitions and may not be able to identify adequate strategic relationship opportunities, or form strategic relationships, in the future.
•We derive a significant portion of our revenues from a small number of customers; if revenues derived from these customers decrease or the timing of such revenues fluctuates, our business and results of operations could be negatively affected.
•We are dependent on our suppliers, some of which are limited source or single-source suppliers, and the inability of these suppliers, due to increased demand or other factors, to deliver necessary components and materials used in our vehicles, powertrains and battery packs at prices and volumes, performance and specifications acceptable to us, could have a material adverse effect on our business, prospects, financial condition and operating results.
•Our business and prospects depend significantly on our ability to build the Xos brand. We may not succeed in continuing to establish, maintain and strengthen the Xos brand, and our brand and reputation could be harmed by negative publicity regarding Xos, our vehicles, powertrains or battery packs.
•If we fail to manage our growth effectively, we may not be able to further design, develop, manufacture and market our vehicles, powertrains or battery packs successfully.
•Our battery packs use lithium-ion battery cells, a class of batteries which have been observed to catch fire or vent smoke and flame.
•Increases in costs, disruption of supply or shortage of materials, in particular for lithium-ion battery cells, semiconductors and other key components, have harmed and could continue to harm our business.

•We and our contract manufacturing partners rely on complex machinery for the manufacture of our vehicles, powertrains and battery packs, which involves a significant degree of risk and uncertainty in terms of operational performance and costs.
•We may face regulatory limitations on our ability to sell vehicles directly to consumers, which could materially and adversely affect our ability to sell our vehicles.
•The performance characteristics of our vehicles, powertrains and battery packs may vary, including due to factors outside of our control, which could harm our ability to develop, market and deploy our vehicles, powertrains and battery packs.
•Insufficient reserves to cover future warranty or part replacement needs or other vehicle, powertrain and battery pack repair requirements, including any potential software upgrades, could materially and adversely affect our business, prospects, financial condition and operating results.
•Future product recalls could materially and adversely affect our business, prospects, financial condition and operating results.
•We are highly dependent on the services of Dakota Semler and Giordano Sordoni, our co-founders, as well as our key personnel and senior management, and if we are unable to attract and retain key personnel and hire qualified management, technical and electric vehicle engineering personnel, our ability to compete could be materially and adversely affected.
•The commercial vehicle market is highly competitive, and we may not be successful in competing in this industry.
•Our growth is dependent upon the last-mile and return-to-base segment’s willingness to adopt electric vehicles.
•We may face challenges providing charging solutions for our vehicles.
•We are an early-stage company with a history of losses and expect to incur significant expenses and continuing losses for the foreseeable future.
•We will require significant capital to develop and grow our business, and we may be unable to adequately control the costs associated with our operations.
•We have yet to achieve positive operating cash flow and, given our projected funding needs, our ability to generate positive cash flow is uncertain.
•Our financial results may vary significantly from period to period due to fluctuations in our product development cycle and operating costs, product demand and other factors.
•Our business plans require a significant amount of capital. In addition, our future capital needs may require us to sell additional equity or debt securities that may dilute our stockholders or introduce covenants that may restrict our operations or our ability to pay dividends.
•We have been, and may in the future be, adversely affected by health epidemics and pandemics, including the ongoing global COVID-19 pandemic, the duration and economic, governmental and social impact of which is difficult to predict, which may significantly harm our business, prospects, financial condition and operating results.
Corporate Information
NextGen Acquisition Corporation (“NextGen”) was incorporated on July 29, 2020 as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. NextGen completed its initial public offering in October 2020. In August 2021, Sky Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of NextGen (“Merger Sub”) merged with and into Xos, Inc., a Delaware corporation (now known as Xos Fleet, Inc., “Legacy Xos”), whereupon the separate limited liability company existence of Merger Sub ceased and Legacy Xos became the surviving company and continued in existence as a subsidiary of NextGen (such transaction, the “Merger” and, collectively with the Domestication (as defined below), the “Business Combination”). Prior to August 20, 2021 (the “Closing Date”), NextGen changed its jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a corporation formed under the laws of the State of Delaware (the “Domestication”).
On the Closing Date, and in connection with the closing of the Business Combination, NextGen changed its name to Xos, Inc. Legacy Xos was deemed to be the accounting acquirer in the Business Combination based on an analysis of the criteria outlined in Accounting Standards Codification 805. While NextGen was the legal acquirer in the Business Combination, because Legacy Xos was deemed the accounting acquirer, the historical financial statements of Legacy Xos became the historical financial statements of the combined company, upon the consummation of the Business Combination.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of our first fiscal year following the fifth anniversary of NextGen’s initial public offering, (b) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.
We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.
As a result, the information in this prospectus and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the section titled “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 30, 2022, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. The occurrence of any of the events or developments described below, or of additional risks and uncertainties not presently known to us or that we currently deem immaterial, could materially and adversely affect our business, prospects, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

USE OF PROCEEDS
All of the shares of our Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

SELLING SECURITYHOLDERS
The following table sets forth information regarding beneficial ownership of our common stock as of June 27, 2022, as adjusted to reflect the Common Stock that may be sold from time to time pursuant to this prospectus, for all Selling Securityholders, consisting of the individuals shown as having shares listed in the column entitled “Number of Shares Being Offered.”
The Selling Securityholders acquired or will acquire the shares of Common Stock from us pursuant to our employee benefit plans. The shares of Common Stock offered by the Selling Securityholders hereunder consist of an aggregate of 228,691 shares of Common Stock and 2,502,120 shares of Common Stock that may be issuable upon the exercise of stock options or settlement of restricted stock unit awards (“RSUs”).
Except as set forth in the footnotes below, the following table sets forth certain information regarding the beneficial ownership of our Common Stock by the Selling Securityholders and the shares of Common Stock being offered by the Selling Securityholders. The applicable percentage ownership of Common Stock is based on approximately 165,498,906 shares of our Common Stock outstanding as of June 27, 2022.
Information with respect to shares of our Common Stock owned beneficially after the offering assumes the sale of all of the shares of our Common Stock offered and no other purchases or sales of shares of our Common Stock. The Selling Securityholders may offer and sell some, all or none of their shares of our Common Stock.
We have determined beneficial ownership in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholders have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Securityholders, no Selling Securityholder is a broker-dealer or an affiliate of a broker-dealer.

Name of Selling Securityholder(1)	Beneficial Ownership Prior to This Offering		Number of Shares Being Offered	Beneficial Ownership After This Offering(2)
	Shares	% of Total Voting Power Before This Offering		Shares	% of Total Voting Power After This Offering
Kingsley Afemikhe(3)	530,154	*	788,772	271,536	*
Anousheh Ansari(4)	48,922	*	136,982	—	—
Jose Castañeda(5)	47,028	*	103,701	—	*
Robert Ferber(6)	815,181	*	550,248	427,971	*
Alice K. Jackson(7)	48,922	*	136,982	—	—
Burt Jordan(8)	31,794	*	89,023	—	—
S. Sara Mathew(9)	528,581	*	89,760	496,050	*
George N. Mattson(10)	6,745,349	4.1	91,603	6,710,975	4.1
Ed Rapp(11)	388,437	*	90,497	355,169	*
Christen Romero(12)	171,572	*	640,322	—	—
Giordano Sordoni(13)	23,266,737	14.1	12,921	23,253,816	14.1

*    Less than one percent
(1)    Unless otherwise noted, the business address of those listed in the table above is 3550 Tyburn Street, Los Angeles, California 90065.
(2)    Assumes that all of the Common Stock held by each Selling Securityholder and being offered under this prospectus are sold, and that no Selling Securityholder will acquire additional shares of any class of Common Stock before the completion of this offering. The Selling Securityholders may sell any, all, or none of the Common Stock, including due to limitations under lock-up agreements they have entered into with the underwriters for our initial public offering, and we do not know when or in what amount the Selling Securityholders may sell their Common Stock hereunder.
(3)    Beneficial ownership prior to this offering consists of 271,536 shares of Common Stock held by Mr. Afemikhe and 258,618 shares of Common Stock issuable upon the exercise of Options within 60 days of June 27, 2022. The shares being offered consist of 12,921 shares of Common Stock and 775,851 shares of Common Stock that may be issuable upon the exercise of stock options.
(4)    Beneficial ownership prior to this offering consists of 48,922 shares of Common Stock that may be acquired by Ms. Ansari upon the settlement of outstanding RSUs within 60 days of June 27, 2022. The shares being offered consist of 136,982 shares of Common Stock that may be issuable upon the settlement of RSUs.

(5)    Beneficial ownership prior to this offering consists of 26,486 shares of Common Stock held by Mr. Castañeda and 20,542 shares of Common Stock issuable upon the exercise of Options within 60 days of June 27, 2022. The shares being offered consist of 26,486 shares of Common Stock, 35,215 shares of Common Stock that may be issuable upon the exercise of stock options, and 42,000 shares of Common Stock that may be issuable upon the settlement of RSUs.
(6)    Beneficial ownership prior to this offering consists of 427,971 shares of Common Stock held by Mr. Ferber and 387,210 shares of Common Stock issuable upon the exercise of Options within 60 days of June 27, 2022. The shares being offered consist of 550,248 shares of Common Stock that may be issuable upon the exercise of stock options.
(7)    Beneficial ownership prior to this offering consists of 48,922 shares of Common Stock that may be acquired by Ms. Jackson upon the settlement of outstanding RSUs within 60 days of June 27, 2022. The shares being offered consist of 136,982 shares of Common Stock that may be issuable upon the settlement of RSUs.
(8)    Beneficial ownership prior to this offering consists of 31,794 shares of Common Stock that may be acquired by Mr. Jordan upon the settlement of outstanding RSUs within 60 days of June 27, 2022. The shares being offered consist of 89,023 shares of Common Stock that may be issuable upon the settlement of RSUs.
(9)    Beneficial ownership prior to this offering consists of (i) 296,053 shares of Common Stock and 199,997 Public Warrants held by the Jacob Mathew 2020 Irrevocable Trust, (ii) 737 shares of Common Stock held directly by Ms. Mathew, and (iii) 31,794 shares of Common Stock that may be acquired upon the settlement of outstanding RSUs within 60 days of June 27, 2022. The shares being offered consist of 737 shares of Common Stock and 89,023 shares of Common Stock that may be issuable upon the settlement of RSUs.
(10)    Beneficial ownership prior to this offering consists of (i) 3,937,525 shares of Common Stock and 2,660,020 Public Warrants held by NGAC GNM Feeder LLC (“NGAC”), which Mr. Mattson may be deemed to beneficially own by virtue of his shared control over NGAC, (ii) 116,010 shares are held directly by Mr. Mattson, and (iii) 31,794 shares of Common Stock that may be acquired upon the settlement of outstanding RSUs within 60 days of June 27, 2022. The shares being offered consist of 2,580 shares of Common Stock and 89,023 shares of Common Stock that may be issuable upon the settlement of RSUs.
(11)    Beneficial ownership prior to this offering consists of 335,169 shares of Common Stock held by Edward Joseph Rapp TTEE U/A DTD 02/07/2005, (ii) 1,474 shares of Common Stock and 20,000 Public Warrants held directly by Mr. Rapp, and (iii) 31,794 shares of Common Stock that may be acquired upon the settlement of outstanding RSUs within 60 days of June 27, 2022. The shares being offered consist of 1,474 shares of Common Stock and 89,023 shares of Common Stock that may be issuable upon the settlement of RSUs.
(12)    Beneficial ownership prior to this offering consists of 171,572 shares of Common Stock held by Mr. Romero. The shares being offered consist of 171,572 shares of Common Stock and 468,750 shares of Common Stock that may be issuable upon the settlement of RSUs.
(13)    Beneficial ownership prior to this offering consists of 23,266,737 shares of Common Stock held by Mr. Sordoni. The shares being offered consist of 12,921 shares of Common Stock.

PLAN OF DISTRIBUTION
We are registering the resale by the Selling Securityholders from time to time after this prospectus of up to 2,730,811 shares of Common Stock. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of securities. We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.
The shares of Common Stock beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:
•purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•an over-the-counter distribution in accordance with the rules of Nasdaq;
•through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•short sales;
•distribution to employees, members, limited partners or stockholders of the Selling Securityholders;
•through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;
•by pledge to secured debts and other obligations;
•delayed delivery arrangements;
•to or through underwriters or broker-dealers;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•in privately negotiated transactions;
•in options transactions;
•through a combination of any of the above methods of sale; or
•any other method permitted pursuant to applicable law.
In addition, any securities that qualify for sale pursuant to Rule 144 or another exemption from registration under the Securities Act or other such exemption may be sold under Rule 144 or such exemption rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all of the Common Stock under this prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise, or gift the Common Stock by other means not described in this prospectus. In addition, any Common Stock covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Common Stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The Selling Securityholders and any other person participating in the sale of the Common Stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Common Stock by the Selling Securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Common Stock to engage in market-making activities with respect to the particular Common Stock being distributed. This may affect the marketability of the Common Stock and the ability of any person or entity to engage in market-making activities with respect to the Common Stock.
The Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Common Stock against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS
The validity of any securities offered by this prospectus will be passed upon for us by Cooley LLP.

EXPERTS
The consolidated financial statements of Xos, Inc. and Subsidiaries as of December 31, 2021 and 2020 and for the years then ended incorporated by reference in this prospectus have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report appearing in the annual report on Form 10-K for the year ended December 31, 2021. Such consolidated financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE
The following documents filed by us with the Commission are hereby incorporated by reference in this registration statement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
(a)    our annual report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Commission on March 30, 2022;
(b)    our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2022 filed with the Commission on May 9, 2022
(c)    our current report on Form 8-K filed with the Commission on March 28, 2022;
(d)    our current report on Form 8-K filed with the Commission on May 26, 2022; and
(e)    the description of our securities contained in the registration statement on Form 8-A filed with the Commission on October 6, 2020 and any amendment or report filed with the Commission for the purpose of updating the description.
All reports and other documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than current reports furnished under Item 2.02 and Item 7.01 of Form 8-K and any exhibits furnished on such form that relate to such items, after the date of this registration statement, and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this registration statement, except as so modified or superseded.

WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.
Our website address is www.xostrucks.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
Item 1.    Plan Information.*
Item 2.    Registration Information and Employee Plan Annual Information.*
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.
I-1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the registrant with the Commission are hereby incorporated by reference in this registration statement:
(a)    the registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Commission on March 30, 2022;
(b)    the registrant’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2022 filed with the Commission on May 9, 2022
(c)    the registrant’s current report on Form 8-K filed with the Commission on March 28, 2022;
(d)    the registrant’s current report on Form 8-K filed with the Commission on May 26, 2022; and
(e)    the description of the registrant’s securities contained in the registration statement on Form 8-A filed with the Commission on October 6, 2020 and any amendment or report filed with the Commission for the purpose of updating the description.
All reports and other documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than current reports furnished under Item 2.02 and Item 7.01 of Form 8-K and any exhibits furnished on such form that relate to such items, after the date of this registration statement, and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this registration statement, except as so modified or superseded.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
None.
Item 6. Indemnification of Directors and Officers.
Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.
Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.
Additionally, our Certificate of Incorporation eliminates our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
•for any transaction from which the director derives an improper personal benefit;
•for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•for any unlawful payment of dividends or redemption of shares; or
•for any breach of a director’s duty of loyalty to the corporation or its stockholders.
If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the registrant’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.
We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.
Item 7. Exemption from Registration Claimed.
The issuance of the shares of Common Stock being offered by the Form S-8 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the registrant.

Item 8. Exhibits.
EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on August 26, 2021).
4.2	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on August 26, 2021).
5.1	Opinion of Cooley LLP.
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained on the signature page hereto).
99.1	Xos, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed on August 26, 2021).
99.2	Xos, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on August 26, 2021).
99.3	Xos, Inc. 2018 Stock Plan (incorporated by reference to Exhibit 99.3 to the Registration Statement on Form S-8 filed on October 26, 2021).
99.4	Form of Global Option Grant Notice (incorporated by reference to Exhibit 10.6(a) to the Current Report on Form 8-K filed on August 26, 2021).
99.5	Form of Global RSU Award Grant Notice (incorporated by reference to Exhibit 10.6(b) to the Current Report on Form 8-K filed on August 26, 2021).
107	Filing Fee Table.

Item 9. Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California on July 5, 2022.
XOS, INC.
/s/ Dakota Semler
Name:    Dakota Semler
Title:    Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dakota Semler and Kingsley Afemikhe, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dakota Semler	Chief Executive Officer, Chairman	July 5, 2022
Dakota Semler	(Principal Executive Officer)

/s/ Kingsley Afemikhe	Chief Financial Officer	July 5, 2022
Kingsley Afemikhe	(Principal Financial Officer and Principal Accounting Officer)

/s/ Giordano Sordoni	Chief Operating Officer, Director	July 5, 2022
Giordano Sordoni

/s/ Anousheh Ansari	Director	July 5, 2022
Anousheh Ansari

/s/ Alice K. Jackson	Director	July 5, 2022
Alice K. Jackson

/s/ Burt Jordan	Director	July 5, 2022
Burt Jordan

/s/ S. Sara Mathew	Director	July 5, 2022
S. Sara Mathew

/s/ George N. Mattson	Director	July 5, 2022
George N. Mattson

/s/ Ed Rapp	Director	July 5, 2022
Ed Rapp